UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

RESPONSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35125	77-0476820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Grundy Lane, 3rd Floor, San Bruno, California	94066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 745-1700

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Responsys held the Annual Meeting on May 29, 2013. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Exchange Act.

(b) The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(1) Holders of Common Stock voted to elect two Class II directors, each to serve until his successor has been elected and qualified or until his earlier resignation or removal as follows:

Name	For	Withheld	Broker Non-Votes
Robert W. Frick	33,877,795	82,364	9,787,879
Gregory C. Gretsch	33,600,436	359,723	9,787,879

(2) Holders of Common Stock voted to approve the non-binding advisory resolution on compensation paid to Responsys’ named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including “Compensation Discussion and Analysis,” “Executive Compensation Tables” and narrative discussion as follows:

Shares Voted in Favor:	30,965,241
Shares Voted Against:	2,993,524
Shares Abstaining:	1,394
Broker Non-Votes:	9,787,879

(3) Holders of Common Stock voted to ratify the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2013 as follows:

Shares Voted in Favor:	43,537,351
Shares Voted Against:	209,793
Shares Abstaining:	894

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RESPONSYS, INC.
Date: May 29, 2013	/s/ Julian K. Ong
Julian K. Ong Senior Vice President, General Counsel and Secretary